FOR IMMEDIATE RELEASE

Contact:
Idenix Pharmaceuticals, Inc.
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838

PAMELA THOMAS-GRAHAM, CHAIRMAN OF CNBC, APPOINTED TO BOARD OF
DIRECTORS OF IDENIX PHARMACEUTICALS

Cambridge, MA, May 18, 2005 – Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases, today announced Pamela Thomas-Graham, Chairman of CNBC, has been elected to the company’s Board of Directors. Ms. Thomas-Graham will replace a seat vacated by Ansbert Gadicke, who has resigned his board position. Both of these changes are effective immediately.

“As Idenix is moving from a research and clinical organization to that of a company with commercial products, we believe Pamela’s leadership experience and strategic insights will contribute substantially to the Idenix Board and its committees,” said Jean-Pierre Sommadossi, chairman and chief executive officer of Idenix. “We are pleased to have Pamela join us.”

Sommadossi continued, “I want to take this opportunity to thank Ansbert for his contributions to Idenix. His support since the founding of Idenix in 1998 has been critical to our success to date.”

Ms. Thomas-Graham is currently the Chairman of CNBC, the global business leader in television business news. Prior to being promoted to Chairman in February 2005, Ms. Thomas-Graham served as President and Chief Executive Officer of CNBC, from 2001 to 2005 and as an Executive Vice President of NBC, and President and Chief Executive Officer of CNBC.com from 1999 to 2001. Ms. Thomas-Graham joined NBC in 1999 after 10 years at McKinsey & Company, where she was elected partner in 1995. In addition to her work at CNBC, Ms. Thomas-Graham is also the author of the Ivy League mystery series published by Simon & Schuster, which includes the bestselling novels entitled Blue Blood, A Darker Shade of Crimson and Orange Crushed. Ms. Thomas-Graham holds a J.D. from Harvard Law School, where she served as an editor of the Harvard Law Review, and an M.B.A. from the Harvard Business School. Ms. Thomas-Graham is a Phi Beta Kappa graduate of Harvard College.

About Idenix
Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX) is a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis B virus, hepatitis C virus and human immunodeficiency virus (HIV). Idenix’s headquarters are located in Cambridge, Massachusetts. The company also has drug discovery and development operations in Montpellier, France and drug discovery operations in Cagliari, Italy. For further information about Idenix, please refer to http://www.idenix.com.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Statements in this press release other than those that are historical in nature are “forward-looking statements.” Forward looking statements, which include statements with respect to the potential therapeutic benefits and successful development of the company’s product candidates and the company’s drug discovery and research, regulatory approval processes and commercialization activities, are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. These risks and uncertainties relate to the results of clinical trials and other studies with respect to the product candidates that the company has under development; the timing and success of submission, acceptance and approval of regulatory filings; the company’s dependence on its collaboration with Novartis Pharma AG; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the ability of the company to attract and retain qualified personnel and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks are described in greater detail under the caption “Factors That May Affect Future Results” in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 and filed with the Securities and Exchange Commission and other filings that the company makes with the Securities and Exchange Commission.

All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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